Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Asset Purchase Agreement

On April 17, 2024, MediaCo Holding Inc., an Indiana corporation (“MediaCo” or “the Company”), and its wholly-owned subsidiary MediaCo Operations LLC, a Delaware limited liability company (“Purchaser”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Estrella Broadcasting, Inc., a Delaware corporation (“Estrella”), and SLF LBI Aggregator, LLC, a Delaware limited liability company (“Aggregator”) and affiliate of HPS Investment Partners, LLC (“HPS”), pursuant to which Purchaser purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries (the “Estrella Broadcast Assets”)) (the “Purchased Assets”), and assumed substantially all of the liabilities (the “Assumed Liabilities”) of Estrella and its subsidiaries (the foregoing collectively, the “Estrella Acquisition”).

MediaCo provided the following consideration for the Purchased Assets (the “Transaction Consideration”):

a	A warrant (the “Warrant”) to purchase up to 28,206,152 shares of MediaCo’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”);

b	60,000 shares of a newly designated series of MediaCo’s preferred stock designated as “Series B Preferred Stock” (the “Series B Preferred Stock”);

c	A term loan in the principal amount of $30.0 million under the Second Lien Credit Agreement (as defined below) (the “Second Lien Term Loan”); and

d	An aggregate cash payment in the amount of approximately $30.8 million to be used, in part, for the repayment of certain indebtedness of Estrella and payment of certain Estrella transaction expenses.

The shares of Class A Common Stock issuable upon the exercise of the Warrant and the shares of Class A Common Stock issuable upon the exercise of the Option Agreement (as defined below) represent approximately 43% of the outstanding shares of Class A Common Stock on a fully diluted basis (assuming the full exercise of the Warrant and the Option Agreement (as defined below)).

Option Agreement

On April 17, 2024, in connection with the Estrella Acquisition, MediaCo and Purchaser entered into an Option Agreement (the “Option Agreement” and, together with the Estrella Acquisition and the transactions contemplated by the Network Affiliation Agreement and the Network Program Supply Agreement described below, collectively, the “Estrella Transaction”) with Estrella and certain subsidiaries of Estrella pursuant to which (i) Purchaser was granted the option to purchase 100% of the equity interests of certain subsidiaries of Estrella holding the Estrella Broadcast Assets (the “Option Subsidiaries Equity”) in exchange for 7,051,538 shares of Class A Common Stock, and (ii) Estrella was granted the right to put the Option Subsidiaries Equity to Purchaser for the same consideration beginning six months after the date of the closing of the Estrella Acquisition (the “Closing Date”).

Voting and Support Agreement

On April 17, 2024, in connection with the Estrella Acquisition, SG Broadcasting LLC (“SG Broadcasting”), the holder of shares of Class A Common Stock and Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) representing a majority of the voting power of the shares of MediaCo, entered into a Voting and Support Agreement with MediaCo and Estrella (the “Voting and Support Agreement”), pursuant to which SG Broadcasting agreed to, among other things, and subject to the terms and conditions set forth therein, at any meeting of MediaCo stockholders (including the Stockholders Meeting), or at any adjournment or postponement thereof, vote in favor of the Proposal and against any action or proposal that would reasonably be expected to prevent or materially delay consummation of the Proposal. The Voting Agreement also includes certain customary restrictions on SG Broadcasting’s ability to transfer its shares of MediaCo stock. The Voting Agreement will automatically terminate upon the date on which the Proposal is approved.

Exhibit 99.4
 Warrant

On April 17, 2024, in connection with the Estrella Acquisition, MediaCo issued the Warrant, which provides for the purchase of up to 28,206,152 shares of Class A Common Stock (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001. Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A Common Stock on an as-exercised basis. The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq Capital Market (“Nasdaq”), unless and until the Proposal has been approved.

First Lien Term Loan

In order to finance the Estrella Acquisition, MediaCo and its direct and indirect subsidiaries entered into a maximum $45.0 million first lien term loan credit facility, dated April 17, 2024 (the “First Lien Credit Agreement”), with White Hawk Capital Partners, LP, as term agent thereunder, and the lenders party thereto. Under the terms of the First Lien Credit Agreement, MediaCo received an initial term loan of $35.0 million on April 17, 2024 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10.0 million that may be provided for additional working capital purposes under certain conditions (the “Delayed Draw” and the loans thereunder, the “Delayed Draw Term Loans”; the financing contemplated by the First Lien Term Loan, together with Estrella Transaction and the payment of the Transaction Consideration, the “Transactions”). The Initial Loan and Delayed Draw Term Loans are collectively referred to as the “First Lien Term Loans.” The proceeds of the Initial Loan were used to finance the Estrella Acquisition, pay off certain existing Estrella indebtedness in connection therewith and pay related fees and transaction costs. The Initial Loan will mature on April 17, 2029, and each Delayed Draw Term Loan will mature on the date that is two years after the drawing of such Delayed Draw Term Loan. First Lien Term Loans will be subject to monthly amortization payments equal to 0.8333% of the initial principal amount of the First Lien Term Loans, and monthly interest payments at a rate of SOFR + 6.00%. The First Lien Term Loans are subject to a borrowing base in accordance with the terms of the First Lien Credit Agreement.

Second Lien Term Loan

In addition, MediaCo and its direct and indirect subsidiaries entered into a $30.0 million second lien term loan credit facility, dated April 17, 2024 (the “Second Lien Credit Agreement”), with HPS as term agent, and the lenders party thereto. Under the terms of the Second Lien Credit Agreement, MediaCo was deemed to receive the Second Lien Term Loan of $30.0 million on April 17, 2024 in connection with the consummation of the Estrella Acquisition. The Second Lien Term Loan will mature on April 17, 2029 and will be subject to monthly interest payments at a rate of SOFR + 6.00%. The Second Lien Term Loans are subject to a borrowing base in accordance with the terms of the Second Lien Credit Agreement.

Network Affiliation and Supply Agreements

On April 17, 2024, in connection with the Estrella Acquisition, Purchaser entered into a Network Program Supply Agreement (the “Network Program Supply Agreement”) with certain subsidiaries of Estrella that operate radio broadcast stations (the “Radio Stations”). Pursuant to the Network Program Supply Agreement, Purchaser has agreed to license certain programs and other material to the Radio Stations for distribution on the Radio Stations’ broadcast channels.

On April 17, 2024, in connection with the Estrella Acquisition, Purchaser entered into a Network Affiliation Agreement (the “Network Affiliation Agreement”) with certain subsidiaries of Estrella that operate television broadcast stations (the “TV Stations”). Pursuant to the Network Affiliation Agreement, Purchaser has agreed to license certain programs and other material to the TV Stations for distribution on the TV Stations’ broadcast channels.

These agreements impact the income from noncontrolling interests in these pro forma income statements.

Exhibit 99.4
 Variable Interest Entity

The Company determined that the Estrella entities holding the Estrella Broadcast Assets subject to the Option Agreement (the “Estrella VIE”) is a variable interest entity (“VIE”) in which the Company holds a controlling financial interest. The Company’s conclusion that the Estrella VIE is a VIE results from the Option Agreement, which caps Estrella VIE’s right to residual returns. Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) paragraph 810-10-25-38A and paragraph 810-10-25-38B, a reporting entity (the Company) is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics:

a	The power to direct the activities of a VIE that most significantly impact the VIE’s economic performance; and

b	The obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company determined that since substantially all of the activities of the Estrella VIE are conducted on behalf of a single VIE holder, and that the Company is the primary beneficiary of the VIE, the remaining assets and liabilities of the Estrella VIE should be consolidated in the Company’s consolidated financial statements as of April 17, 2024.

Basis of Presentation

The following tables set forth unaudited pro forma condensed combined financial information of MediaCo and Estrella (including the Estrella VIE) (together, the “Combined Company”). The unaudited pro forma condensed combined financial statements consist of an unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2024, and unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2023, and three months ended March 31, 2024.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024, and for the year ended December 31, 2023, give pro forma effect to the Transactions, the payment of the Transaction Consideration and the funding of the First Lien Term Loan as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of March 31, 2024, gives pro forma effect to the Transactions, the payment of the Transaction Consideration and the funding of the First Lien Term Loan as if they were completed on March 31, 2024.

The following unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

a.	the historical audited consolidated financial statements of MediaCo contained in its Annual Report on Form 10-K for the year ended December 31, 2023;

b.
the historical unaudited condensed consolidated financial information of MediaCo as of and for the three months ended March 31, 2024, contained in MediaCo’s Quarterly Report on Form 10-Q for the period ended March 31, 2024;

c.	the historical audited financial statements of Estrella Broadcasting, Inc. as of and for the years ended December 31, 2023 and December 31, 2022, filed as exhibit 99.2 to this 8-K/A;

d.	the historical unaudited financial statements of Estrella Broadcasting, Inc. as of and for the three months ended March 31, 2024, filed as exhibit 99.3 to this 8-K/A.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transactions occurred (and the Transaction Consideration and First Lien Term Loan been paid and/or funded, as applicable) as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations of the Combined Company. The unaudited pro forma adjustments are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances and are subject to change as additional information becomes available and analyses are performed.

Both MediaCo’s and Estrella’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassification adjustments were made to conform Estrella’s financial statement presentation to that of MediaCo’s. Additional reclassifications and adjustments may be required if changes are needed to conform Estrella’s financial statement presentation and accounting policies to those of MediaCo.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with MediaCo as the accounting acquirer. Under ASC 805, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.

Exhibit 99.4
The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Certain valuations and assessments, including valuations of FCC licenses, fixed assets, leases and intangible assets as well as the assessment of tax positions and tax rates of the combined business, are in process.

Actual adjustments may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

Exhibit 99.4
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2024
(dollars in thousands)

	MediaCo (historical)	Estrella (historical) (as adjusted) (Note 2)	Transaction Adjustments	Notes	Other Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,960	$2,166	$(31,907)	(A)	$33,925	(AA)	$8,144
Restricted cash	1,354	—	—		—		1,354
Accounts receivable, net of allowance for credit losses	6,684	19,905	(468)	(B)	—		26,121
Prepaid expenses	2,240	2,084	(40)	(B)	(755)	(AA)	3,529
Other current assets	874	3,568	319	(B)	—		4,761
Total current assets	15,112	27,723	(32,096)		33,170		43,909
PROPERTY AND EQUIPMENT, NET	1,473	17,696	(3,182)	(C)	—		15,987
INTANGIBLE ASSETS, NET	64,663	102,610	38,267	(C)	—		205,540
OTHER ASSETS:
Operating lease right of use assets	13,529	27,107	—		—		40,636
Goodwill	—	—	48,443	(D)	—		48,443
Deposits and other	2,177	796	(154)	(B)	—		2,819
Total other assets	15,706	27,903	48,289		—		91,898
Total assets	$96,954	$175,932	$51,278		$33,170		$357,334
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,662	$14,197	$7,565	(B)	$—		$28,424
Current maturities of long-term debt	6,458	151,397	—		(151,397)	(BB)	6,458
Accrued salaries and commissions	688	233	(66)	(B)	—		855
Deferred revenue	828	8,915	132	(B)	—		9,875
Operating lease liabilities	1,634	3,499	—		—		5,133
Finance lease liabilities	—	453	—		—		453
Income taxes payable	—	245	—		—		245
Other current liabilities	225	61,158	(187)	(B)	(60,970)	(BB)	226
Total current liabilities	16,495	240,097	7,444		(212,367)		51,669
LONG TERM DEBT, NET OF CURRENT	—	—	65,573	(E)	33,195	(AA)	98,768
OPERATING LEASE LIABILITIES, NET OF CURRENT	14,329	26,678	—		—		41,007
FINANCE LEASE LIABILITIES, NET OF CURRENT	—	2,936	—		—		2,936
DEFERRED INCOME TAXES	2,850	7,260	2,000	(B)	—		12,110
OTHER NONCURRENT LIABILITIES	513	—	—		—		513
Total liabilities	34,187	276,971	75,017		(179,172)		207,003
COMMITMENTS AND CONTINGENCIES
SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK, $0.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED; 286,031 SHARES ISSUED AND OUTSTANDING	29,477	—	—				29,477
EQUITY:
Net parent investment	—	(101,039)	(111,328)	(F)	212,367	(BB)	—
Class A common stock, $0.01 par value; authorized 170,000,000 shares; issued and outstanding 20,578,568 shares at March 31, 2024	206	—	—		—		206
Class B common stock, $0.01 par value; authorized 50,000,000 shares; issued and outstanding 5,413,197 shares at March 31, 2024	54	—	—		—		54
Class C common stock, $0.01 par value; authorized 30,000,000 shares; none issued	—	—	—		—		—
Additional paid-in capital	60,578	—	70,515	(G)	—		131,093
Accumulated deficit	(27,548)	—	(555)	(H)	(25)	(AA)	(28,128)
Total equity	33,290	(101,039)	(41,368)		212,342		103,225
Noncontrolling interests	—	—	17,629	(I)	—		17,629
Total liabilities and equity	$96,954	$175,932	$51,278		$33,170		$357,334

See accompanying Note to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.4
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2023
(in thousands, except per share data)

	MediaCo (historical)	Estrella (historical) (as adjusted) (Note 2)	Transaction Adjustments	Notes	Other Adjustments	Notes	Pro Forma
NET REVENUES	$32,391	$90,198	$—		$—		$122,589
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	32,633	106,083	—		—		138,716
Corporate expenses	5,451	—	555	(J)	—		6,006
Depreciation and amortization	568	3,143	1,226	(K)	—		4,937
Gain on disposal of assets	526	(2,329)	—		—		(1,803)
Total operating expenses	39,178	106,897	1,781		—		147,856
OPERATING LOSS	(6,787)	(16,699)	(1,781)		—		(25,267)
OTHER INCOME (EXPENSE):
Interest expense, net	(426)	(20,207)	11,481	(L)	(4,308)	(CC)	(13,460)
Other (expense) income	100	—	—		—		100
Gain on extinguishment of debt	—	8,320	—		—		8,320
Impairment loss	—	(6,324)	—		—		(6,324)
Total other (expense) income	(326)	(18,211)	11,481		(4,308)		(11,364)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,113)	(34,910)	9,700		(4,308)		(36,631)
PROVISION FOR INCOME TAXES	308	186	2,716	(M)	(1,206)	(M)	2,004
NET LOSS FROM CONTINUING OPERATIONS	(7,421)	(35,096)	6,984		(3,102)		(38,635)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	1,948	(N)	—		1,948
PREFERRED STOCK DIVIDENDS	2,415	—	—		—		2,415
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,836)	$(35,096)	$5,036		$(3,102)		$(42,998)

Net loss from continuing operations per share attributable to common shareholders - basic and diluted:	$(0.40)						$(1.26)

Weighted average common shares outstanding:
Basic	24,876		9,301	(O)			34,177
Diluted	24,876		9,301	(O)			34,177

See accompanying Note to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.4
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2024
(in thousands, except per share data)

	MediaCo (historical)	Estrella (historical) (as adjusted) (Note 2)	Transaction Adjustments	Notes	Other Adjustments	Notes	Pro Forma
NET REVENUES	$6,706	$19,220	$—		$—		$25,926
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	6,650	22,935	—		—		29,585
Corporate expenses	3,390	—	—		—		3,390
Depreciation and amortization	133	742	350	(K)	—		1,225
Gain on disposal of assets	—	584	—		—		584
Total operating expenses	10,173	24,261	350		—		34,784
OPERATING LOSS	(3,467)	(5,041)	(350)		—		(8,858)
OTHER INCOME (EXPENSE):
Interest expense, net	(136)	(5,138)	2,967	(L)	(1,075)	(CC)	(3,382)
Other (expense) income	10	—	—		—		10
Total other (expense) income	(126)	(5,138)	2,967		(1,075)		(3,372)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,593)	(10,179)	2,617		(1,075)		(12,230)
PROVISION FOR INCOME TAXES	84	17	733	(M)	(301)	(M)	533
NET LOSS FROM CONTINUING OPERATIONS	(3,677)	(10,196)	1,884		—		(12,763)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	347	(N)	—		347
PREFERRED STOCK DIVIDENDS	723	—	—		—		723
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,400)	$(10,196)	$1,537		$—		$(13,833)

Net loss from continuing operations per share attributable to common shareholders - basic and diluted:	$(0.18)						$(0.40)

Weighted average common shares outstanding:
Basic	25,080		9,301	(O)			34,381
Diluted	25,080		9,301	(O)			34,381

See accompanying Note to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.4
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Dollars in Thousands Unless Indicated Otherwise)

Note 1 - Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the estimated fair market value of the assets acquired and liabilities assumed in the Transactions and in connection with the payment and/or funding of the Transaction Consideration and the First Lien Term Loan. The following table summarizes the estimated allocation of the preliminary purchase price as of the acquisition date (in thousands).

This estimated preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price will be completed when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary calculation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, lease right of use assets, and lease liabilities (2) changes in allocations to intangible assets including goodwill (3) other changes to assets and liabilities and (4) assessment of tax positions and tax rates.

Cash Consideration	$30,800
Noncash Consideration:
Warrants(1)	70,515
Series B Preferred Stock(2)(3)	36,492
Second Lien Term Loan(2)	29,081
Total Noncash Consideration	136,088
Total Consideration	$166,888

Cash and cash equivalents	$1,614
Accounts Receivable	19,437
Prepaid Expenses	2,044
Other current assets	3,887
Property and Equipment, net	14,514
Intangible assets, net	140,877
Right of use assets	27,107
Goodwill	48,443
Deposits and other	642
Assets Acquired	$258,565

Accounts payable and accrued expenses	$21,762
Accrued salaries and commissions	167
Deferred revenue	9,047
Operating lease liabilities	3,499
Finance lease liabilities	453
Income taxes payable	245
Other current liabilities	1
Operating lease liabilities, net of current	26,678
Finance lease liabilities, net of current	2,936
Deferred income taxes	9,260
Liabilities Assumed	$74,048
Fair value of noncontrolling interests	17,629

Net Assets Acquired	$166,888

Exhibit 99.4
 (1) Represents the fair value of 28,206,152 warrants issued in the Estrella Transaction valued at the close price on the day prior to close of $2.50.
(2) Represents the fair value of the Series B Preferred Stock and Second Lien Term Loan based on MediaCo’s overall market value weighted cost of debt and preferred stock of 12.61%.
(3) Series B Preferred Stock classified as a liability as it is mandatorily redeemable after 7 years with no equity conversion option.

Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024

(A)	Pro forma cash adjustments include the following as a result of the Estrella Transaction:

Distribution of purchase price to Estrella	(30,800)
Change in working cash balance through the date of the acquisition	(552)
Distribution for MediaCo estimated transaction fees and expenses	(555)
Total pro forma adjustment	$(31,907)

(B)	Reflects the impact of the preliminary purchase price allocation related to changes in working balances through the date of the acquisition.

(C)	Reflects the impact of the preliminary estimates of fair value for the tangible fixed assets and intangible assets as follows:

Preliminary fair value of tangible fixed assets	$14,514
Historical value of tangible fixed assets	17,696
Pro forma adjustment	(3,182)

Preliminary fair value of intangible assets:
Decaying advertiser base asset	15,572
Favorable leasehold interests	13,039
KVNR time brokerage agreement	56
FCC licenses	112,210
Total preliminary fair value of intangible assets	140,877
Less: Historical value of intangible assets	102,610
Pro forma adjustment	38,267

(D)
Reflects the adjustment of $48,443 for goodwill, representing the excess of the purchase consideration over the fair value of Estrella’s net assets acquired based on the estimated preliminary purchase price allocation.

(E)	Pro forma long term debt adjustments include the following as a result of the Transactions:

Second Lien Term Loan	29,081
Series B Preferred Stock	36,492
Total pro forma adjustment	$65,573

(F)
Represents elimination of Estrella’s historical equity balances and net activity through the date of acquisition, which was primarily driven by the gain on extinguishment of debt.  See (AA) for further discussion.

Historical equity balance	101,039
Net activity through the date of acquisition	(212,367)
Total pro forma adjustment	$(111,328)

(G)	Represents the fair value of 28,206,152 warrants issued in the Estrella Transaction valued at the close price on the day prior to close of $2.50.

(H)	Represents the impact of estimated one-time MediaCo transaction fees and expenses.

(I)
Represents the fair value of the noncontrolling interest of the Estrella VIE, calculated as the 7,051,538 warrants issued per the Option Agreement valued at the close price on the day prior to close of $2.50.

Exhibit 99.4
 Other Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024

(AA)
Represents cash received from First Lien Term Loan, net of original issue discount and monitoring fee, as well as the reclassification of deferred financing costs included in Prepaid expenses in MediaCo’s historical balance sheet to Long term debt, net of current.

First Lien Term Loan face value	35,000
Original issue discount	(1,050)
Monitoring fee	(25)
Net cash received	33,925
Deferred financing costs	(755)
Add back monitoring fee recorded to expense	$25
Total long term debt pro forma adjustment	$33,195

(BB)
Reflects the extinguishment of Estrella’s existing debt, which was not assumed by MediaCo and therefore removed from the historical balances, of $151,397 and related accrued interest of $60,970 and gain on extinguishment of $212,367.

Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2024 and year ended December 31, 2023

(J)	Represents the impact of estimated one-time MediaCo transaction fees and expenses.

(K)	Reflects the adjustment to depreciation and amortization based on preliminary estimated fair value and estimated useful lives as follows:

	Preliminary Fair Value	Estimated Useful Life (Years)
Decaying Advertiser Base Assets	$15,572	15
Favorable Leasehold Assets	13,039	35
Time Brokerage Agreement	56	1
Fixed Assets	14,514	5
Total	$43,181

The fair value and useful lives calculations are preliminary and subject to change after the Company finalizes its review of the tangible and intangible assets acquired.  The following table summarizes the changes in the estimated depreciation and amortization expense:

	Three months ended March 31, 2024	Twelve months ended December 31, 2023
Estimated depreciation and amortization expense	$1,092	$4,369
Less: Historical depreciation and amortization expense	742	3,143
Pro forma adjustment to depreciation and amortization expense	$350	$1,226

(L)
Reflects the adjustment to interest expense for interest on debt extinguished by Estrella in the Transactions and in connection with the Transaction Consideration and interest expense on the Second Lien Term Loan and Series B Preferred Stock issued as part of the Transactions and Transaction Consideration.

	Three months ended March 31, 2024	Twelve months ended December 31, 2023
Second Lien Term Loan	$880	$3,523
Series B Preferred Stock	$1,427	$5,629
Estimated interest expense	$2,307	$9,152
Less: Historical interest expense	5,274	20,633
Pro forma adjustment to interest expense	$(2,967)	$(11,481)

The First Lien Term Loan and Second Lien Term Loan have variable interest rates and an increase or decrease of 1/8th percent in the interest rate would increase or decrease interest expense by $20 thousand and $91 thousand for the three months ended March 31, 2024 and the year ended December 31, 2023, respectively.

Exhibit 99.4
(M)
Reflects the impact of the pro forma adjustments on income tax calculated using our statutory tax rate of 28% for all periods presented. This represents our U.S. statutory rate during these periods, which differs from our effective rate and does not include the impact of valuation allowances.

(N)	Represents the expected net income from continuing operations attributable to noncontrolling interests held in the Estrella VIE.

(O)
The number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the Combined Company that would be outstanding as of the Transaction closing date. As of the Transaction closing date, the warrant shares are subject to a 19.9% Share Cap. The warrant shares in excess of the 19.9% Share Cap are contingently issuable pending shareholder approval. Therefore, only those contingently issuable warrant shares for which all conditions are satisfied will be included in the pro forma basic shares. Based on the total number of shares of Class A and Class B common stock outstanding on April 17, 2024, the total number of warrants able to be exercised was 9,300,650. The pro forma weighted average shares outstanding are calculated as follows:

	Three months ended March 31, 2024	Twelve months ended December 31, 2023
Historical weighted average common shares outstanding - basic and diluted	25,080	24,876
Warrant shares	9,301	9,301
Pro Forma weighted average common shares outstanding - basic and diluted	34,381	34,177

Other Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2024 and year ended December 31, 2023

(CC)	Reflects the adjustment to interest expense for interest expense on the First Lien Term Loan issued as part of the Transactions.

Note 2 - Estrella Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Estrella’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform Estrella’s historical combined financial statement presentation to the Company’s consolidated financial statement presentation. The Company is currently performing a full and detailed review of its financial statement presentation and accounting policies, which could result in amounts set forth in the Company's consolidated financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a summary of adjustments made to present Estrella’s historical unaudited balance sheet as of March 31, 2024, to conform with the presentation of the Company's historical unaudited consolidated balance sheet as of March 31, 2024.

Exhibit 99.4
Estrella Historical Balance Sheet Line Items	MediaCo Historical Balance Sheet Line Items	Estrella Historical Balances as of March 31, 2024	Reclassification Adjustments	Notes	Estrella Reclassified as of March 31, 2024
Cash and cash equivalents	Cash and cash equivalents	$2,166			$2,166
Accounts receivable, net	Accounts receivable, net of allowance for credit losses	19,905			19,905
Current portion of television program rights, net		1,100	(1,100)	(a)	—
Prepaid expenses and other current assets	Prepaid expenses	2,960	(876)	(b)	2,084
	Other current assets		3,568	(a)(b)(c)	3,568
Assets held for sale		1,592	(1,592)	(c)	—
Total current assets		27,723	—		27,723
Property and equipment, net	PROPERTY AND EQUIPMENT, NET	17,696			17,696
Right-of-use asset, net	Operating lease right of use assets	27,107			27,107
Broadcast licenses, net	INTANGIBLE ASSETS, NET	102,258	352	(d)(g)	102,610
Television program rights, excluding current portion		334	(334)	(d)	—
Employee advances		35	(35)	(e)	—
Restricted cash		520	(520)	(f)	—
Other assets	Deposits and other	259	537	(e)(f)(g)	796
Total assets		175,932	—		175,932
Accounts payable	Accounts payable and accrued expenses	5,301	8,896	(h)	14,197
	Accrued salaries and commissions		233	(h)	233
	Deferred revenue		8,915	(h)	8,915
Accrued liabilities		18,401	(18,401)	(h)	—
Line of credit		2,854	(2,854)	(i)	—
Accrued interest	Other current liabilities	61,013	145	(h)	61,158
Current portion of finance lease liability	Finance lease liabilities	453			453
Current portion of operating lease liability	Operating lease liabilities	3,499			3,499
Current portion of long-term debt	Current maturities of long-term debt	148,543	2,854	(i)	151,397
Current portion of deferred taxes	Income taxes payable	33	212	(h)	245
Total current liabilities		240,097	—		240,097
Long-term debt, excluding current portion	LONG TERM DEBT, NET OF CURRENT	—			—
Deferred income taxes	DEFERRED INCOME TAXES	7,260			7,260
Long-term portion of finance lease liability	FINANCE LEASE LIABILITIES, NET OF CURRENT	2,936			2,936
Long-term portion of operating lease liability	OPERATING LEASE LIABILITIES, NET OF CURRENT	26,678			26,678
Total liabilities		276,971	—		276,971
Shareholders’ deficit	Net parent investment	(101,039)			(101,039)
Total liabilities and shareholders’ deficit		$175,932	$—		$175,932

a.	Reflects reclassification of $1,100 thousand of Current portion of television program rights, net to Other current assets.

Exhibit 99.4
b.	Reflects reclassification of $876 thousand of Prepaid expenses and other current assets to Other current assets.

c.	Reflects reclassification of $1,592 thousand of Assets held for sale to Other current assets.

d.	Reflects reclassification of $334 thousand of Television program rights, excluding current portion to Intangible assets, net.

e.	Reflects reclassification of $35 thousand of Employee advances to Deposits and other.

f.	Reflects reclassification of $520 thousand of Restricted cash to Deposits and other.

g.	Reflects reclassification of $18 thousand of Other assets to Intangible assets, net.

h.
Reflects reclassification of Accrued liabilities of $233 thousand to Accrued salaries and commissions, $8,915 thousand to Deferred revenue, $212 thousand to Income taxes payable, $145 thousand to Other current liabilities, and $8,896 thousand to Accounts payable and accrued expenses.

i.	Reflects reclassification of $2,854 thousand of Line of credit to Current maturities of long-term debt.

Refer to the table below for a summary of adjustments made to present Estrella’s historical  statement of income for the year ended December 31, 2023, to conform with the presentation of the Company's historical unaudited consolidated statement of operations for the year ended December 31, 2023.

Estrella Historical Income Statement Line Items	MediaCo Historical Income Statement Line Items	Estrella Year Ended December 31, 2023	Reclassification Adjustments	Notes	Estrella Reclassified Year Ended December 31, 2023
Net Revenues	NET REVENUES	$90,198			$90,198
Operating expenses
Program and technical, exclusive of depreciation and amortization of property and equipment shown below:	Operating expenses excluding depreciation and amortization expense	60,726	45,357	(a)	106,083
Promotional, exclusive of depreciation and amortization shown:		4,588	(4,588)	(a)	—
Selling, general and administrative, exclusive of depreciation and amortization shown below:		40,659	(40,659)	(a)	—
Depreciation and amortization of property and equipment	Depreciation and amortization	3,143			3,143
(Gain)/loss on sale and disposal of property and equipment	Gain on disposal of assets	(2,329)			(2,329)
Impairment of broadcast licenses and long-lived assets	Impairment loss	6,324			6,324
Other expense		110	(110)	(a)	—
Total operating expense	Total operating expenses	113,221	—		113,221
Operating loss	OPERATING LOSS	(23,023)	—		(23,023)
Interest expense	Interest expense, net	20,207			20,207
Gain on extinguishment of debt	Gain on extinguishment of debt	(8,320)			(8,320)
Loss from continuing operations before income taxes	LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(34,910)	—		(34,910)
Income tax provision	PROVISION FOR INCOME TAXES	186			186
Net loss	NET LOSS FROM CONTINUING OPERATIONS	$(35,096)	$—		$(35,096)

a.
Reflects reclassification of $4,588 thousand of Promotional expenses, $40,659 thousand of Selling, general and administrative, and $110 thousand of Other expense to Operating expenses excluding depreciation and amortization expense.

Exhibit 99.4
Refer to the table below for a summary of adjustments made to present Estrella’s historical statement of income for the three months ended March 31, 2024, to conform with the presentation of the Company's historical unaudited consolidated statement of operations for the three months ended March 31, 2024.

Estrella Historical Income Statement Line Items	MediaCo Historical Income Statement Line Items	Estrella Three Months Ended March 31, 2024	Reclassification Adjustments	Notes	Estrella Reclassified Three Months Ended March 31, 2024
Net Revenues	NET REVENUES	$19,220			$19,220
Operating expenses
Program and technical, exclusive of depreciation and amortization of property and equipment shown below:	Operating expenses excluding depreciation and amortization expense	12,531	10,404	(a)	22,935
Promotional, exclusive of depreciation and amortization shown:		1,014	(1,014)	(a)	—
Selling, general and administrative, exclusive of depreciation and amortization shown below:		9,377	(9,377)	(a)	—
Depreciation and amortization of property and equipment	Depreciation and amortization	742			742
Gain on sale and disposal of property and equipment	Gain on disposal of assets	584			584
Other expense		13	(13)	(a)	—
Total operating expense	Total operating expenses	24,261	—		24,261
Operating loss	OPERATING LOSS	(5,041)	—		(5,041)
Interest expense	Interest expense, net	5,138			5,138
Loss from continuing operations before income taxes	LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(10,179)	—		(10,179)
Income tax provision	PROVISION FOR INCOME TAXES	17			17
Net loss	NET LOSS FROM CONTINUING OPERATIONS	$(10,196)	$—		$(10,196)

a.
Reflects reclassification of $1,014 thousand of Promotional expenses, $9,377 thousand of Selling, general and administrative, and $13 thousand of Other expense to Operating expenses excluding depreciation and amortization expense.